UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021238 (Commission File Number)	06-1313069 (I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)

32224
(Zip Code)

(904) 398-9400
(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Landstar System, Inc. (“Landstar”) maintains an annual incentive bonus plan (the “Plan”) that provides for the payment of incentive compensation to select executive officers, based upon the achievement of performance objectives established by the Compensation Committee of the Board of Directors. In the ordinary course, this Plan serves as the primary vehicle to reward executive officers for their performance and Landstar’s performance in a particular fiscal year. Henry H. Gerkens, Landstar’s Chief Executive Officer, received a bonus of $2 million for 2004 under the Plan. In light of the outstanding performance Landstar achieved in 2004 and the substantial value creation for our stockholders while Landstar effected the transition of responsibilities of the Chief Executive Officer from Jeffrey C. Crowe to Henry H. Gerkens, the Compensation Committee unanimously determined on January 26, 2005 that Mr. Gerkens should receive an additional, one-time cash bonus of $1 million in recognition of these achievements over and above any amounts that would otherwise be due and payable under Landstar’s generally applicable compensation practices.

Item 2.02 Results of Operations and Financial Condition

On January 27, 2005, Landstar System, Inc. issued a press release announcing results for the fourth quarter of fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In the press release attached hereto as exhibit 99.1, Landstar provided the following non-GAAP financial measure with respect to anticipated results for the fiscal quarter ended March 26, 2005 and the fiscal year ended December 31, 2005: earnings per diluted share before the impact of adoption of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS No.123”).

Also, in this press release Landstar provided the following non-GAAP financial measure for the thirteen week period and fiscal year ended December 25, 2004: revenue per load for the multimodal segment excluding revenue and loads related to emergency relief transportation services provided primarily under a contract with the FAA.

In addition in this press release, Landstar provided the following non-GAAP financial measures for the 2003 fiscal year: (1) net income excluding costs related to settlement of one lawsuit (the “Lawsuit”) and (2) earnings per diluted share before costs related to settlement of the Lawsuit.

All of the foregoing non-GAAP financial measures should be considered in addition to, and not as a substitute for, the corresponding GAAP financial information also presented in the press release.

Management believes that it is appropriate to present this non-GAAP financial information for the following reasons: (1) Management has not determined, and is not yet in a position to determine, the impact, if any, of the adoption of FAS No. 123 on Landstar’s anticipated results for the fiscal quarter ended March 26, 2005 and the fiscal year ended December 31, 2005; (2) a significant portion of the emergency relief transportation services were provided under the FAA contract on the basis of a daily rate for the use of transportation equipment in question, and therefore load and per load information is not necessarily available or appropriate for a significant portion of the related revenue; (3) the circumstances relating to the Lawsuit are unusual and unique and thus are not likely to recur as part of Landstar’s normal operations; (4) disclosure of Management’s anticipation of earnings per diluted share for the fiscal quarter ended March 26, 2005 and the fiscal year ended December 31, 2005, the impact of the emergency relief transportation services provided by Landstar relating to the storms that impacted the southeastern United States during the 2004 hurricane season and the settlement of the Lawsuit will allow investors to better understand the underlying trends in Landstar’s financial condition and results of operations; (5) this information will facilitate comparisons by investors of Landstar’s results as compared to the results of peer companies and (6) management considers this non-GAAP financial information in its decision making.

Item 9.01 Financial Statements and Exhibits

Exhibits

     99.1 Press Release dated January 27, 2005 of Landstar System, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: January 27, 2005	/s/ Robert C. LaRose
Robert C. LaRose
Vice President, Chief Financial Officer and Secretary

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